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                                                                       Exhibit 5

December 4, 2001

Opinion Research Corporation
23 Orchard Road
Skillman, New Jersey 08558

     RE: Registration Statement on Form S-8 Relating to the Opinion Research Corporation 1997 Stock Incentive Plan (the "Incentive Plan")
          ------------------------------------------------------------

Ladies and Gentlemen:

     As counsel to Opinion Research Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an additional 500,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), that may be issued under the Incentive Plan. The additional 500,000 shares of Common Stock (the "500,000 shares") were authorized for issuance under the Incentive Plan by the Board of Directors on February 27, 2000 and were approved by the Companys' shareholders on May 15, 2001.

     In this connection, we have examined the Company's Restated Certificate of Incorporation and Amended and Restated By-laws, the Incentive Plan and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company. Based upon the foregoing, it is our opinion that the 500,000 shares are duly authorized and, when issued and sold pursuant to the terms of the Incentive Plan, will be legally issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the registration statement. By giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                     Very truly yours,

                                     /s/ Wolf, Block, Schorr and Solis-Cohen LLP